Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in Part B to the Registration Statement of Fidelity Revere Street Trust: Taxable Central Cash Fund and Municipal Central Cash Fund which is included in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A.


 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    November 19, 1999